UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2018

DARÉ BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36395	20-4139823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11119 North Torrey Pines Road, Suite 200 La Jolla, California		92037
(Address of principal executive offices)		(Zip Code)

(858) 926-7655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry Into a Material Definitive Agreement.

On April 24, 2018, Daré Bioscience, Inc. (“Daré”) entered into an Exclusive License Agreement (the “Juniper License Agreement”) with Juniper Pharmaceuticals, Inc. (“Juniper”) pursuant to which Juniper granted Daré (a) an exclusive, royalty-bearing worldwide license under certain patent rights, either owned by or exclusively licensed to Juniper, to make, have made, use, have used, sell, have sold, import and have imported products and processes; and (b) a non-exclusive, royalty-bearing worldwide license to use certain technological information owned by Juniper to make, have made, use, have used, sell, have sold, import and have imported products and processes. Daré is entitled to sublicense the rights granted to it under the Juniper License Agreement.

The following is a summary of the material terms of the Juniper License Agreement:

•	Upfront Fee. Daré paid a $250,000 non-creditable upfront license fee to Juniper in connection with the execution of the Juniper License Agreement.

•	Annual Maintenance Fee. Daré will pay an annual license maintenance fee to Juniper on each anniversary of the date of the Juniper License Agreement, the amount of which will be $50,000 for the first two years and $100,000 thereafter, and which will be creditable against royalties and other payments due to Juniper in the same calendar year but may not be carried forward to any other year.

•	Milestone Payments. Daré is required to make potential future development and sales milestone payments of up to $43.75 million (up to $13.50 million in development milestones and up to $30.25 in sales milestones) for each product or process covered by the licenses granted under the Juniper License Agreement.

•	Royalty Payments. During the royalty term, Daré will pay Juniper mid-single-digit to low double-digit royalties based on worldwide net sales of products and processes covered by the licenses granted under the Juniper License Agreement. In lieu of such royalty payments, Daré will pay Juniper a low double-digit percentage of all sublicense income received by Daré for the sublicense of rights under the Juniper License Agreement to a third party. The royalty term, which is determined on a country-by-country basis and product-by-product basis (or process-by-process basis), begins with the first commercial sale of a product or process in a country and terminates on the latest of (1) the expiration date of the last valid claim within the licensed patent rights with respect to such product or process in such country, (2) 10 years following the first commercial sale of such product or process in such country, and (3) when one or more generic products for such product or process are commercially available in such country, except that if there is no such generic product by the 10th year following the first commercial sale in such country, then the royalty term will terminate on the 10 year anniversary of the first commercial sale in such country.

•	Efforts. Daré is required to use commercially reasonable efforts to develop and make at least one product or process available to the public, which efforts include achieving specific diligence requirements by specific dates specified in the Juniper License Agreement.

•

Term. Unless earlier terminated, the term of the Juniper License Agreement will continue on a country-by-country basis until the later of (1) the expiration date of the last valid claim within such country, or (2) 10 years from the date of first commercial sale of a product or process in such country. Upon expiration (but not earlier termination) of the Juniper License Agreement, the licenses granted thereunder will convert automatically to fully-paid irrevocable licenses. Juniper may terminate the Juniper License Agreement (1) upon 30 days’ notice for Daré’s uncured breach of any payment obligation under the Juniper License Agreement, (2) if Daré fails to maintain required insurance, (3) immediately upon the insolvency or making of an assignment for the benefit of creditors of Daré or if a bankruptcy petition is filed for or against Dare, which petition is not dismissed within 90 days, or (4) upon 60 days’ notice for any uncured material breach by

Daré of any of its other obligations under the Juniper License Agreement. Daré may terminate the Juniper License Agreement on a country-by-country basis for any reason by giving 180 days’ notice (or 90 days’ notice if such termination occurs prior to receipt of marketing approval in the United States). If Juniper terminates the Juniper License Agreement for the reason described in clause (4) above or if Daré terminates the Juniper License Agreement, Juniper will have full access including the right to use and reference all product data generated during the term of the Juniper License Agreement that is owned by Daré.

The foregoing summary of the material terms of the Juniper License Agreement does not purport to be complete and is qualified in its entirety by reference to the Juniper License Agreement, a copy of which is expected to be filed with Daré’s quarterly report on Form 10-Q for the quarter ended June 30, 2017. Daré will seek confidential treatment of certain terms of the Juniper License Agreement at the time it is filed.

Item 7.01	Regulation FD Disclosure

On April 25, 2018, Daré issued a press release announcing the entry into the Juniper License Agreement, a copy of which is attached as Exhibit 99.1 to this report.

The information contained in this Item 7.01 and Exhibit 99.1 to this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by Daré under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release issued on April 25, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARÉ BIOSCIENCE, INC.

Date: April 30, 2018	By:	/s/ Sabrina Martucci Johnson
	Name:	Sabrina Martucci Johnson
	Title:	President and Chief Executive Officer